UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 23, 2013

DATE OF REPORT

(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107

(Address of principal executive offices)

(605) 336-2750

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the 2013 Annual Meeting:

		Votes For	Votes Against/Withheld	Broker Non-Votes
1.	Election of Directors
	Jason M. Andringa	29,939,239	65,897	4,548,856
	Thomas S. Everist	29,783,045	222,091	4,548,856
	Mark E. Griffin	29,781,696	223,440	4,548,856
	Kevin T. Kirby	23,956,107	6,049,029	4,548,856
	Marc E. LeBaron	29,810,199	194,937	4,548,856
	Cynthia H. Milligan	29,508,764	496,372	4,548,856
	Daniel A. Rykhus	29,903,732	101,404	4,548,856

		Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
2.	A non-binding advisory vote the compensation of our executive officers disclosed in the proxy statement.	29,384,991	369,335	250,810	4,548,856

		Votes For	Votes Against/Withheld	Abstentions
3.	Ratification of the appointment of PricewaterhouseCoopers as the Independent Registered Public Accounting Firm.	34,422,867	84,447	46,678

Based upon the submission of proxies and ballots by the required votes all directors/nominees have been elected, the executive compensation has been approved, and PricewaterhouseCoopers, LLP has been ratified as the company’s accounting firm.

Each proposal was approved by the Company’s stockholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.

/s/ Stephanie Herseth Sandlin
Stephanie Herseth Sandlin
General Counsel & Vice President – Corporate Development,
& Corporate Secretary

Date: May 29, 2013